UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2020, Helius Medical Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell an aggregate of 6,567,868 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase an aggregate of 3,283,936 shares of Common Stock (the “Warrants”) at purchase price of $0.52 per unit, consisting of one Share and a Warrant to purchase 0.50 shares of Common Stock, resulting in total gross proceeds of approximately $3.4 million before deducting placement agent fees and estimated offering expenses. The Warrants have an initial exercise price of $0.452 per share. The Private Placement closed on October 26, 2020.

In connection with the Private Placement, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Company has agreed to file such registration statement within 30 days of the closing of the Private Placement.

The Warrants are exercisable beginning on the date of issuance and will expire on the third anniversary of such date. Prior to expiration, subject to the terms and conditions set forth in the Warrants, the holders of such Warrants may exercise the Warrants for Warrant Shares by providing notice to the Company and paying the exercise price per share for each share so exercised.

Pursuant to the Purchase Agreement, if the Company issues any shares of Common Stock or common stock equivalents for cash consideration, indebtedness or a combination thereof, with certain exceptions (the “Subsequent Financing”) within twelve months after the closing of the Private Placement, each Purchaser whose purchases securities in the Private Placement totaling at least $250,000.00 (an “Eligible Purchaser”) has the right to participate in up to each Eligible Purchaser’s pro rata portion of 30% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The Company intends to use the net proceeds from the Private Placement for funding operations, working capital and general corporate purposes. The Company has granted the Purchasers indemnification rights with respect to its representations, warranties and agreements under the Purchase Agreement. The foregoing summary description of the Warrant and Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the forms of Warrant and Purchase Agreement, which are attached as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as placement agent for the Company in connection with the Private Placement. The Company expects to pay fees of approximately $47,500 in the aggregate to the Placement Agent and to the Company’s former placement agent pursuant to a fee tail provision in the former placement agent’s engagement letter. The Company also issued Warrants to the Placement Agent to purchase 33,654 shares of Common Stock (equal to 7% of the aggregate number of Shares issued to investors introduced by the Placement Agent), with an exercise price of $0.565 per share. Subject to certain conditions, the Company has also agreed to reimburse certain out-of-pocket expenses of the Placement Agent, including legal fees.

The representations, warranties and covenants contained in the Purchase Agreement and the Warrants were made solely for the benefit of the parties to the Purchase Agreement and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and form of Warrant are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Purchasers in the Private Placement include affiliates of Maple Leaf Partners, L.P., for which Dane C. Andreeff, the Company’s Interim President and Chief Executive Officer serves as General Partner, and Joyce LaViscount, the Company’s Chief Financial Officer, Chief Operating Officer and Secretary. Affiliates of Maple Leaf Partners, L.P. have agreed to purchase 1,182,301 Shares and Warrants to purchase 591,149 Warrant Shares for an aggregate purchase price of $620,000 in the Private Placement, and Ms. LaViscount has agreed to purchase 38,138 Shares and Warrants to purchase 19,069 Warrant Shares for an aggregate purchase price of $20,000 in the Private Placement.  Such affiliated Purchasers are participating in the Private Placement on the same terms and conditions as all other Purchasers, except that they had a purchase price of $0.5244 per unit, and their Warrants have an exercise price of $0.4619 per share.

These subscriptions are considered to be a “related party transaction” for purposes of Canadian Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is exempt from the requirements to obtain a formal valuation and minority shareholder approval in connection with such subscription in reliance on sections 5.5(a) and 5.7(1)(a), respectively, of MI 61-101, as neither the fair market value of the securities received by such parties nor the proceeds for such securities received by the Company exceeds 25% of the Company’s market capitalization as calculated in accordance with MI 61-101. The board of directors of the Company approved the Private Placement, with Mr. Andreeff abstaining from voting.

This Current Report on Form 8-K is being filed less than 21 days prior to the closing of the Private Placement. This time period is reasonable and necessary in the circumstances as the Company wishes to complete the transaction on an expedited basis for sound business reasons.

Item 3.02Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company agreed to issue Shares and Warrants to the Purchasers, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers. The Shares, Warrants, and Warrant Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Warrants, Shares or any other securities of the Company. The Shares and Warrants are subject to resale restrictions in Canada which will expire four months and one day from the date of issuance.

Item 8.01Other Events.

On October 26, 2020, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement(1)
99.1	Press Release, dated October 26, 2020.

(1) Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is as follows: Exhibit A: Schedule of Purchasers; Exhibit B: Form of Warrant; Exhibit C: Accredited Investor Qualification Questionnaire; Exhibit D: Bad Actor Questionnaire; and Exhibit E: Selling Stockholder Questionnaire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: October 26, 2020	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer

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